EXHIBIT 99.3

ENTEROLOGICS, INC.
(A DEVELOPMENT STAGE COMPANY)
PROFORMA CONSOLIDATED BALANCE SHEETS

ASSETS

	Enterologics September 30,	BioBalance September 30,		Adjustments to	Combined September 30,
	2011	2011	Adj	Combine	2011
	(Unaudited)	(Unaudited)			(Unaudited)
CURRENT ASSETS

Cash	$36,701				$36,701
Investment in Bio Balance	550,000		A	(550,000)	-
Prepaid expenses	-	4,247			4,247
					-
TOTAL CURRENT ASSETS	586,701	4,247		(550,000)	40,948
					-
Website Costs, (net of Accumulated Amortization of $524 and -0- respectively)	2,621				2,621
					-
OTHER ASSETS					-
Goodwill	-		A	570,753	570,753
					-
TOTAL ASSETS	$589,322	$4,247		20,753	614,322
					-
LIABILITIES AND STOCKHOLDERS’ EQUITY / (DEFICIENCY)					-
					-
CURRENT LIABILITIES					-
Accounts payable	$6,985	$25,000			31,985
Accounts payable - related party	1,101				1,101
Accrued Interest	764				764
Notes payable	33,333				33,333
Notes payable - related party	50,000				50,000
Total Current Liabilities	92,183	25,000			117,183
					-
LONG TERM LIABILITIES					-
Notes payable	66,667				66,667
					-
TOTAL LIABILITIES	158,850	25,000			183,850
					-
					-
COMMITMENTS AND CONTINGENCIES	-				-
					-
					-
STOCKHOLDERS’ EQUITY / (DEFICIENCY)					-
Preferred Stock, $0.0001 par value, 5,000,000 shares authorized, none issued and outstanding	-				-
Common stock, $0.0001 par value, 150,000,000 shares authorized, 35,413,391 and 26,020,000 shares issued and outstanding, respectively	$3,541	$2,112	A	(2,112)	3,541
Additional paid in capital	662,649	31,180,509	A	(31,180,509)	662,649
Accumulated deficit - during developmental stage	(235,718)	(31,203,374)	A	31,203,374	(235,718)
Total Stockholders’ Equity / (Deficiency)	430,472	(20,753)		20,753	430,472
					-
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY / (DEFICIENCY)	$589,322	$4,247		20,753	614,322

Footnotes
A  To adjust for intercompany balances

ENTEROLOGICS, INC.
(A DEVELOPMENT STAGE COMPANY)
PROFORMA CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Enterologics For the Nine Months Ended	BioBalance For the Nine Months Ended	Adjustments to	Combined September 30,
	September 30 2011	September 30 2011	Combine	2011

OPERATING EXPENSES
Professional fees	$42,099	$12,139		$54,238
Consulting fees		34,223		34,223
Research and Development	43,917	-		43,917
Compensation expense	6,000	-		6,000
General and administrative	36,678	233,623		270,301
Impairment Expense		847,798		847,798
Amortization Expense	524	-		524
Total Operating Expenses	129,218	1,127,783		1,257,001
				-
LOSS BEFORE PROVISION FOR INCOME TAXES	(129,218)	(1,127,783)		(1,257,001)
				-
OTHER INCOME / (EXPENSES)				-
Interest income	-	569		569
Loan amortization expense- related party	(25,000)			(25,000)
Interest expense	(790)	(77)		(867)
	(155,008)	(1,127,291)		(1,282,299)
Provision for Income Taxes	-	342		342
				-
NET LOSS	$(155,008)	(1,127,633)		(1,282,641)
				-
Net loss per share - basic and diluted				(0.04)

Weighted average number of shares outstanding during the period - basic and diluted				32,409,505